Exhibit No. 21.1

SUBSIDIARIES OF REGISTRANT

As of December 31, 2018

1)	PHI Capital Holdings, Inc.
A Wyoming corporation
Percentage of ownership: 100%
Business activity: Consulting and M&A advisory services.

2)	Abundant Farms, Inc.
A Florida corporation
Percentage of ownership: 100%
Business activity: Agriculture

3)	American Pacific Plastics, Inc.
A Wyoming corporation
Percentage of ownership: 100%
Business activity: Plastics film manufacturing, holding company for Vinafilms JSC.

4)	American Pacific Resources, Inc.
A Wyoming corporation
Percentage of ownership: 100%
Business activity: Mining & natural resources.

5)	American Saigon Palace Group, Inc.
A Wyoming corporation
Percentage of ownership: 100%
Business activity: Food and beverage, hospitality.

6)	ComMatrix, Inc.
A Wyoming corporation
Percentage of ownership: 100%
Business activity: Telecommunication, holding company for Gridline Communications, Inc. (inactive)

7)	Constructii SA Group, Inc.
A Delaware corporation
Percentage of ownership: 100%
Holding company for acquisition of a Romanian construction company (inactive).

8)	PHI VIETNAM INVESTMENT AND DEVELOPMENT LTD.
A Vietnamese company
Percentage of ownership: 100%
Business activity: Investment and Consulting Services.

9)	PHI EZ Water Tech, Inc.
A Wyoming corporation
Percentage of ownership: 75%
Business activity: Water treatment technology (inactive).

10)	PHIVITAE Corporation
A Wyoming corporation
Percentage of ownership: 100%
Business activity: inactive.